As filed with the Securities and Exchange Commission on March 1, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MMEX RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	2911	26-1749145
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or organization)	Classification Code Number)	Identification Number)

3616 Far West Blvd., #117-321

Austin, Texas 78731

(855) 880-0400

 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jack W. Hanks

President, Chief Executive Officer and Chief Financial Officer

3616 Far West Blvd., #117-321

Austin, Texas 78731

(855) 880-0400

 (Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Bruce H. Hallett

Hallett & Perrin, P.C.

1445 Ross Avenue, Suite 2400

Dallas, Texas 75202

Tel. No.: (214) 953-0053

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial account standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (3)

Class A Common Stock, par value $0.001 per share	220,000,000	$0.006	$1,320,000	$164.34

_____________

(1)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Calculated pursuant to Rule 457(o) based on an estimate of the proposed maximum aggregate offering price. The registrant previously registered securities with a proposed maximum aggregate offering price of $6,663,957 on a Registration Statement on Form S-1 (Registration No. 333-218958), as amended (the “Original Registration Statement”), and paid a fee of $829.67.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

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EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement is being filed with respect to the registration of additional shares of Class A common stock, par value $0.001 per share, and additional shares of common stock, par value $0.001 per share, MMEX Resources Corporation, a Nevada corporation, pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended. The contents of the earlier registration statement on Form S-1, as amended (File No. 333-218958) (the “Original Registration Statement”), which was declared effective by the Securities and Exchange Commission on February 8, 2018, are incorporated in this registration statement by reference. This registration statement is being filed solely to increase the amount of securities offered pursuant to the Original Registration Statement by 220,000,000 shares of Class A common stock to be offered by David Clark (principal of Vista Capital Investments LLC), as one of the Selling Stockholders named therein. The additional securities that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Original Registration Statement.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

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EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Hallett & Perrin

23.1	Consent of M&K CPAs LLP

23.2	Consent of Hallett & Perrin (included in Exhibit 5.1)

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Dallas, Texas on March 1, 2018.

MMEX RESOURCES CORPORATION

By:	/s/ Jack W. Hanks
Name:	Jack W. Hanks
Title:	President, Chief Executive Officer, Chief Financial Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jack W. Hanks	President, Chief Executive Officer	March 1, 2018
Jack W. Hanks	Chief Financial Officer and Director

/s/ Bruce N. Lemons	Director	March 1, 2018
Bruce N. Lemons

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